Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Xos, Inc. on Form S-3 of our report dated March 30, 2022, relating to the consolidated financial statements of Xos, Inc. and Subsidiaries for the year ended December 31, 2021, appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2022. In addition, we hereby consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

Irvine, California

May 30, 2023